                                                                    EXHIBIT 21.1


                                 SUBSIDIARY LIST



OA Equipment, Inc.                                    IN

Crawford Asset Subsidiary, Inc.                       GA

Rodeffer & Garner Asset Subsidiary, Inc.              FL

Halliburton Asset Subsidiary, Inc.                    TN

Horvath Asset Subsidiary, Inc.                        GA

Lorentz Asset Subsidiary, Inc.                        MS

Mitchell Asset Subsidiary, Inc.                       GA

Pence Asset Subsidiary, Inc.                          IN

Philipp Asset Subsidiary, Inc.                        AL

Pickron Asset Subsidiary, Inc.                        GA

Only Orthodontics of South Miami, Inc.                FL

Rykovich Asset Subsidiary, Inc.                       IN

Silver Asset Subsidiary, Inc.                         GA

Smernoff Asset Subsidiary, Inc.                       VA

Yaffey Asset Subsidiary, Inc.                         FL

Yurfest Asset Subsidiary, Inc.                        GA